Exhibit 99.1

SUMMARY OF RIGHTS TO PURCHASE

SHARES OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

On December 9, 2008, the Board of Directors (the “Board of Directors”) of The Providence Service Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with Computershare Trust Company, N.A. (the “Rights Agent”) and, in connection therewith, on December 9, 2008, declared a dividend distribution of one preferred stock purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, subject to the completion of appropriate documentation. The distribution was made to stockholders of record as of the close of business on December 22, 2008 (the “Record Date”). Except as set forth below, each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one one-hundredth of a share (a “Unit”) of a newly created series of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), at a purchase price of $15.00 per Unit (the “Purchase Price”), subject to the adjustments described below. The description and terms of the Rights are set forth in the Rights Agreement.

The Rights are represented by the Common Stock certificates and are not exercisable or transferable apart from the Common Stock until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons, with certain limited exceptions (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the voting power of the aggregate of all shares of the Company’s voting securities (“Voting Stock”) then outstanding (the “Stock Acquisition Date”) or (ii) ten business days following the commencement of (or the first public announcement of an intention to commence) a tender offer or exchange offer if, upon consummation thereof, such person or group would be the beneficial owner of 20% or more of the voting power of the aggregate of all shares of the Voting Stock then outstanding (the earlier of the dates being called the “Distribution Date”), except in either case pursuant to a Qualified Offer (as defined below). Until the Distribution Date (or earlier redemption or expiration of the Rights), Common Stock certificates will contain a notation incorporating the Rights Agreement by reference. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to stockholders who were holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, the separate Rights Certificates alone will evidence the Rights. The Rights will expire at the close of business on December 9, 2011 (the “Final Expiration Date”), unless earlier redeemed or exchanged by the Company.

The Rights will not become exercisable in connection with a qualified offer (a “Qualified Offer”). A Qualified Offer is an offer determined by the Board to be a fully financed offer for any or all outstanding shares of Common Stock made by an Offerer who owns no more than 10% of the outstanding shares of Common Stock at a per share offer price greater than the higher of (i) the highest reported market price for a share of Common Stock in the immediately preceding 24 months, and (ii) an amount at least 25% higher than the then current market price of a share of the Common Stock, that the Board, upon the advice of a nationally recognized investment banking firm, does not deem to be either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock being tendered and not withdrawn with a commitment to acquire all shares of Common Stock not tendered for the same consideration. If the Qualified Offer includes common stock of the offeror, it must be freely tradeable common stock of a publicly traded company and the Board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate. A Qualified Offer must also remain open for 120 business days following commencement. If a Qualified Offer has been made, the record holders of 10% of the outstanding shares of Common Stock may direct the Board to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights. If at the special meeting the holders of a majority of the shares of Common Stock outstanding vote in favor of the redemption of the Rights, then the Board will redeem the Rights and take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.

If a person or group (with certain limited exceptions) becomes an Acquiring Person at any time after the date of the Rights Agreement, unless the event causing the 20% threshold to be crossed is a Qualified Offer, each holder of a Right (except as provided below) will thereafter have the right to receive, upon exercise of the Right at the then current Purchase Price, shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which at the time of the transaction would have a market value of two times the Purchase Price. The foregoing event is referred to as a “Flip-in Event.” However, Rights are not exercisable following such event until the Rights are no longer redeemable by the Company, as described below. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

For example, at an exercise price of $15 per Right, each valid Right following a Flip-in Event not owned by an Acquiring Person would entitle its holder to purchase $30 worth of Common Stock (or other consideration, as noted above). Assuming a value of $7.50 per share of Common Stock at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $15.

In the event that, at any time following a Distribution Date, directly or indirectly (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger (other than a consolidation or merger which follows a Qualified Offer) or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities (of any other person) or cash or any other property, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right. The foregoing event is referred to as a “Flip-over Event.” A Flip-in Event and a Flip-Over Event are collectively referred to as “Triggering Events.” Following the occurrence of any Triggering Events, any Rights that are or were beneficially owned by an Acquiring Person will be null and void.

For example, at an exercise price of $15 per Right, each valid Right following a Flip-over Event would entitle its holder to purchase $30 worth of the acquiring company’s common stock. Assuming that such common stock had a market price of $7.50 per share at such time, the holder of each valid Right would be entitled to purchase 4 shares of common stock of the acquiring company, having a market value of $30 for $15.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of Preferred Stock of evidence of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time on or prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (which period may be extended for an additional ten days), or (ii) the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”), payable in cash, stock or other consideration. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

At any time after any person becomes an Acquiring Person other than pursuant to a Qualified Offer (and prior to such time as such person, together with its affiliates becomes the beneficial owner of at least 75% of the Company’s outstanding Common Stock), the Company may exchange the Rights (other than Rights owned by such Acquiring Person which become null and void), in whole or in part, at a ratio of one share of Common Stock per Right, subject to adjustment (or, if insufficient shares are available, the Company may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the Rights).

Until a Right is exercised, the holder of the Right will not have any rights as a stockholder of the Company solely by virtue of holding the Right, including, without limitation, the right to vote or to receive dividends.

As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock issued so that all shares will have attached Rights. After the Distribution Date but prior to the Final Expiration Date, Rights shall only be issued in connection with the issuance of Common Stock upon the exercise of stock options granted prior to the Distribution Date or pursuant to other benefits under any employee plan or arrangement established prior to the Distribution Date.

The terms of the Rights, other than the redemption price, may be amended by the Board of Directors of the Company; provided, however, that after the Rights are no longer redeemable, the Company may amend the Rights Agreement only if the amendment will not adversely affect the interests of the holders of Rights (other than an Acquiring Person).

The Nominating and Governance Committee of the Board of Directors shall review and evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company at least annually or sooner than that if any Person shall have made a proposal to the Company or its stockholders, or taken any other action that, if effective, could cause such person to become an Acquiring Person, if a majority of the members of the Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the Committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

The Preferred Stock purchased upon exercise of the Rights will be non-redeemable and junior to any other series of preferred stock that Company may issue. Each share of Preferred Stock will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferred liquidation payment of $100.00 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together as one class with the Common Stock. Finally, in the event of any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 100 times the aggregate amount of stock or securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged. The foregoing rights of the Preferred Stock are protected against dilution if additional shares of Common Stock are issued. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Although the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

The Rights are intended to protect the stockholders of the Company in the event of an unfair or coercive offer to acquire the Company and to provide the Board with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of the Company and its stockholders, as determined by the Board. The Rights should not interfere with any merger or other business combination approved by the Board.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed on December 10, 2008. A copy of the Rights Agreement is also available free of charge from the Company.

THIS SUMMARY DESCRIPTION OF THE RIGHTS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RIGHTS AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.

5